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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                 FPL GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Florida                       1-8841                   59-2449419
(State of incorporation or      (Commission File Number)      (I.R.S. Employer
       organization)                                         Identification No.)


                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000
                        (Address of principal executive
                          offices, including zip code)

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    Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                Name of each exchange on which
      to be so registered               each class is to be so registered
      -------------------               ---------------------------------
      8% Corporate Units                    New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statements file numbers to which this form relates: 333-75482, 333-75482-01, 333-85218 and 333-85218-01.

     Securities to be registered pursuant to Section 12(g) of the Act: None

     The Commission is respectfully requested to send copies of all notices, orders and communications to:

     Jeffrey I. Mullens, P.A.                     Robert J. Reger, Jr., Esq.
     Steel Hector & Davis LLP                      Thelen Reid & Priest LLP
     1900 Phillips Point West                         40 West 57th Street
     777 South Flagler Drive                       New York, New York 10019
 West Palm Beach, Florida 33401                         (212) 603-2000
        (561) 650-7257


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
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         The class of securities to be registered hereby are the Corporate Units of FPL Group, Inc., a Florida corporation (the "Company").

         For a description of the Corporate Units, reference is made to (i) Registration Statement Nos. 333-85218 and 333-85218-01 ("Registration Statement No. 333-85218") on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on March 29, 2002 and (ii) the form of prospectus included in the Registration Statement, and the preliminary prospectus supplement for the Corporate Units dated June 3, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended ("Securities Act"), on June 4, 2002, which description is incorporated herein by reference. The final prospectus supplement describing the Corporate Units will be filed pursuant to Rule 424(b)(5) under the Securities Act and shall be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.  Exhibits.
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         Exhibit           Description
         -------           -----------

         1. Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4(aa) to Registration Statement
                  No. 333-85218).

         2. Form of Pledge Agreement (incorporated herein by reference to Exhibit 4(ab) to Registration Statement No. 333-85218).

         3. Form of Certificate of Corporate Units (incorporated herein by reference to Exhibit A of Exhibit 4(aa) to Registration Statement No. 333-85218).

         4. Form of Remarketing Agreement (incorporated herein by reference to Exhibit 4(ac) to Registration Statement No. 333-85218).

         5. Indenture, dated as of June 1, 1999, between FPL Group Capital Inc and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4(a) to Form 8-K dated July 16, 1999).

         6. Guarantee Agreement between FPL Group, Inc. (as Guarantor) and The Bank of New York (as Guarantee Trustee) dated as of
                  June 1, 1999 (filed as Exhibit 4(b) to Form 8-K dated July 16,
                  1999).

         7. Form of Officer's Certificate establishing FPL Group Capital Debt Securities, including form of Debt Securities (incorporated herein by reference to Exhibit 4(z) to Registration Statement No. 333-85218).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June 6, 2002                     FPL GROUP, INC.



                                         By:      /s/ Paul I. Cutler
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                                              Name:  Paul I. Cutler
                                              Title: Assistant Treasurer and
                                                     Assistant Secretary


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